Exhibit (b)

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a)

and (b) of section 1350, chapter 63 of title 18, United States Code)

In connection with the attached Report of Artisan Partners Funds, Inc. (“Artisan Partners Funds”) on Form N-CSR to be filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers of Artisan Partners Funds does hereby certify that, to the best of such officer’s knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Artisan Partners Funds as of, and for, the periods presented in the Report.

Dated: May 26, 2016

/s/ Eric R. Colson

Eric R. Colson

Principal Executive Officer

Dated: May 26, 2016

/s/ Gregory K. Ramirez

Gregory K. Ramirez

Principal Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Artisan Partners Funds and will be retained by Artisan Partners Funds and furnished to the Securities and Exchange Commission or its staff upon request.